===============================================================================

                    Presentation to The Board of Directors of
                                      DELTA

===============================================================================

                                   MAY 4, 1997


                                Smith Barney Inc.

                       MATERIAL FOR THE BOARD OF DIRECTORS
                                       OF
                                   DELTA, INC.


The following pages contain material provided to the Board of Directors of Delta, Inc. ("Delta" or the Company) by Smith Barney Inc. ("Smith Barney") in the context of meetings of the Board of Directors held to evaluate the potential sale of the Company. The accompanying material was compiled or prepared on a confidential basis solely for the use by the Board of Directors and not with a view toward public disclosure under state and federal securities laws. The information contained in this material was obtained from the Company and other sources. Any estimates and projections for the Company contained herein have been prepared by management or are based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of Delta as the Board of Directors and, accordingly, neither Delta nor Smith Barney nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material when used by persons other than the Board of Directors of Delta.

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
TABLE OF CONTENTS
                                                                            TAB

EXECUTIVE SUMMARY
===============================================================================

      Transaction Overview                                                  1
      Issues for Consideration                                              2

OVERVIEW OF DELTA
===============================================================================

      Trading Analysis                                                      3
      Analyst Commentaries                                                  4

VALUATION ANALYSIS
===============================================================================

      Valuation Summary                                                     5
      Valuation Matrix                                                      6

EXHIBITS
===============================================================================

      Comparable Company Analysis                                           A
      Precedent Transaction Analysis                                        B
      Premiums Paid Analysis                                                C
      Company Projections -- Stand Alone                                    D
      Company Projections -- Leveraged Scenario                             E

-------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              TRANSACTION OVERVIEW

-------------------------------------------------------------------------------

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
TRANSACTION OVERVIEW


          DLJ's merchant banking fund has submitted a proposal for an approximate $977 million(1) leveraged recapitalization of the Company, representing a stated value of $23.00 per share, payable in cash and stub equity

          Financing for the recapitalization will be provided from the following sources (in millions):

                         Bank credit facility                           $475.0

                         High yield debt offering                       $150.0

                         Equity capital contribution                    $318.0

                         Rollover equity (nominal value)                 $34.0
                                                                        ------
                                                                        $977.0

          The equity capital contribution will be broken out as follows (in millions):

                          DLJ common equity                             $225.0
                          Management common equity                        $8.0
                          Preferred equity / discount notes             $ 85.0
                                                                        ------
                                                                        $318.0

          The company will also have access to a $100 million revolving credit facility

Notes:
-------
(1) Includes nominal rollover equity of $34 million and transaction costs of approximately $53 million.

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
TRANSACTION OVERVIEW

         The structure of the transaction will be a reverse merger of MergerSub into the Company, with holders of the Company's common stock (the "Common Stock") receiving either $23.00 in cash or electing to retain their shares of Common Stock

         In the event that holders of less than 1,474,345 shares of Common Stock (5.3% of the outstanding stock) elect to retain their shares, non-electing holders will retain a pro rata share of Common Stock in order to ensure that 5.3% of the Common Stock remains outstanding

         In the event that holders of more than 1,474,345 shares of Common Stock elect to retain their shares, such electing holders will only retain their pro rata share of 5.3% of the Common Stock and will receive cash for their remaining shares

         Option and warrant holders will receive the difference between $23.00 and the strike price on their securities, payable solely in cash.

         The value of the consideration to the holders of the Common Stock in the transaction has been estimated to be approximately $22.50:

                              Cash consideration                       $21.78
                              Stub equity                       $.60 - $ 1.07
                                                                -------------
                                                              $22.38 - $22.85

         The cash consideration is calculated as follows (in millions, except per share amounts)(1):

                      Primary shares outstanding                          27.8
                      Less: Stub shares                                   (1.5)
                      Shares to be converted in merger into cash          26.3
                      Cash merger price                                 $23.00
                                                                        ------
                      Aggregate proceeds                                $605.9
                      Primary shares outstanding                          27.8
                      Cash per share to holders of Common Stock         $21.78

Notes:
(1) Numbers reflect rounding.

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
TRANSACTION OVERVIEW

Estimate of Stub Valuation:
          DLJ common                                                 $225.0
         Management common(1)                                          10.0
         Warrants(2)                                                      -
                                                                     ------
         Capital committed to purchase equity                        $235.0
         Percentage of equity purchased                              88.75%
         Implied value of 100% of the Common Equity                  $264.8
         Estimate of stub equity value (11.25%)                       $29.8
         Value per existing primary share of Common Stock             $1.07
          LTM EBIT                                                    $66.0
         Mean multiple of comparable companies                        13.0x
         Enterprise value                                            $858.0
         Less:  Debt                                                 (625.6)
         Less:  Preferred                                             (85.0)
                                                                     -------
         Implied value of 100% of the Common Equity                  $147.4
         Estimate of stub equity value (11.25%)                       $16.6
         Value per existing primary share of Common Stock             $0.60

         A discounted cash flow analysis and the restricted liquidity of the stub equity was also considered

Notes:
------
(1) Assumes $2.5 million is financed by bank term loan.
(2) Represents 1.4 million warrants with an exercise price of $0.01 per share.

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
TRANSACTION OVERVIEW

         The merger agreement provides for a break-up fee of 3% of the equity value of the transaction plus $5,750,000 expense reimbursement (totaling approximately $26.7 million or $.96 per share)

         A condition to the merger will be the execution by certain significant shareholders of a voting agreement and an irrevocable proxy relating to approximately 30% of the Common Stock which restricts the transfer of such shares and provides that the shareholders will vote such shares in favor of a merger with MergerSub. The shareholders subject to such voting arrangement own approximately 55% of the outstanding stock

                           ESTIMATED SOURCES                                                  ESTIMATED USES
           ---------------------------------------------------      --------------------------------------------------------
           Senior Secured Debt                           $475       Cash Merger Payment to Primary Equity               $606
           Subordinated Debt                              150       Cashout of options and warrants                       58
           Common Equity (1)                              233       Roll-over Equity (Nominal Value)                      34
           Preferred Equity / Discount Notes               85       Refinancing of Existing Bank Debt                    226
           Roll-over Equity (Nominal Value)                34       Transaction Costs                                     40
                                                                    Management Payment                                    13
                                                         ----                                                           ----
           Total Sources                                 $977       Total Uses                                          $977




Notes:
(1) Includes $8 million from management.

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
TRANSACTION OVERVIEW

SECURED BANK CREDIT FACILITY
Committed Amount                            $575 million - $475 million of term loans in three tranches and a $100 million
                                            6 year revolving credit
Collateral                                  First priority perfected lien on all property and assets of the Company
Term A Facility                             $200 million with a 6 year maturity at LIBOR + 250bp (approximately 8.50%)(1)
Term B Facility                             $150 million with a 7 year maturity at LIBOR + 300bp (approximately 9.00%)(1)
Term C Facility                             $125 million with a 8 year maturity at LIBOR + 325bp (approximately 9.25%)(1)


HIGH YIELD DEBT
Security                                    Senior Subordinated Notes
Amount                                      $150 million
Term                                        10 years
Estimated Coupon                            11%


PREFERRED STOCK / DISCOUNT NOTES
Security                                    To be determined
Amount                                      $85 million (accreting to $158.3 million in 5 years)
Estimated term                              12 years
Estimated dividend / coupon                 13% - 13.5%
Non-Cash Pay Period                         5-6 years

WARRANTS
Security                                    Warrants to purchase Common Stock
Amount                                      Exercisable for 10% of the fully diluted shares of Common Stock to be outstanding
                                            (1,417,180 shares)
Term                                        10 years
Estimated exercise price                    $.01 per share

Notes:

(1) Rates are estimated. At the option of borrower, interest on the Term A, Term B, and Term C facilities may also accrue pursuant to an Alternative Base Rate calculated by the lender.

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
TRANSACTION OVERVIEW
(Amounts in thousands)



-------------------------------------------------------------------------------------------------------------------------------
SCHEDULED AMORTIZATION OF DEBT (1)
                                                                     FISCAL YEAR ENDED JUNE 30,
                                             1998             1999              2000              2001              2002
                                            Year 1           Year 2            Year 3            Year 4            Year 5
                                       ----------------- ---------------- ----------------- ----------------- -----------------
SENIOR SECURED DEBT
   Term A Facility                           $5,000           $10,000          $20,000           $40,000           $50,000
   Term B Facility                            1,500             1,500            1,500             1,500             1,500
   Term C Facility                            1,250             1,250            1,250             1,250             1,250
                                       ----------------------------------------------------------------------------------------
     TOTAL                                   $7,750           $12,750          $22,750           $42,750           $52,750

SENIOR SUBORDINATED NOTES                         -                 -                -                 -                 -

PAY-IN-KIND PREFERRED SECURITY                    -                 -                -                 -                 -
                                       ----------------------------------------------------------------------------------------

TOTAL SCHEDULED AMORTIZATION OF DEBT         $7,750           $12,750          $22,750           $42,750           $52,750
                                       =========================================================================================






Note:
--------------------------------------------------------------
(1) Does not reflect the paydown of debt from excess cash flow.

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
TRANSACTION OVERVIEW
(Amounts in thousands)



CREDIT STATISTICS
                                                                               FISCAL YEAR ENDED JUNE 30,
INTEREST COVERAGE RATIOS                            PRO FORMA      1998          1999          2000          2001         2002
------------------------                               1997       YEAR 1        YEAR 2        YEAR 3        YEAR 4       YEAR 5
                                                       ----       ------        ------        ------        ------       ------
EBITDA (1)                                            $108,598    $124,200      $149,780      $175,100      $204,700     $231,600


Total Debt (2)                                         625,600     609,263       580,521       529,707       459,604      361,307
Pay-In-Kind Preferred Security                          96,263      96,263       109,017       123,462       139,821      158,347
                                                      --------   -----------------------------------------------------------------
Total Debt + Pay-In-Kind Preferred Security           $721,863    $705,525      $689,538      $653,169      $599,425     $519,654


TOTAL DEBT COVERAGES
--------------------
EBITDA / Total Interest Expense                          1.8x        2.1x          2.6x          3.2x          4.1x         5.5x
EBITDA / Senior Interest Expense                         2.6x        3.0x          3.8x          4.9x          6.7x         9.9x
EBITDA / Fixed Charges (3)                               1.6x        1.7x          2.1x          2.5x          3.1x         3.8x

EBITDA-CapEx / Total Interest Expense                    1.6x        1.8x          2.3x          2.9x          3.8x         5.0x
EBITDA-CapEx / Senior Interest Expense                   2.3x        2.7x          3.4x          4.4x          6.1x         9.1x
EBITDA-CapEx / Fixed Charges                             1.4x        1.6x          1.9x          2.3x          2.8x         3.5x

LEVERAGE RATIOS
---------------
Total Debt / EBITDA                                      5.8x        4.9x          3.9x          3.0x          2.2x         1.6x
Total Debt + Pay-In-Kind Preferred / EBITDA              6.6x        5.7x          4.6x          3.7x          2.9x         2.2x
Total Debt/Capitalization                              133.4%      133.7%        127.2%        117.4%        103.1%        83.9%
Total Debt+Pay-In-Kind Preferred/Capitalization        153.9%      154.9%        151.1%        144.7%        134.4%       120.7%


Notes:
-------------------------------------------------------------------------------
(1) EBITDA is comprised of EBIT plus depreciation and amortization and excludes the amortization of repairable parts purchases.

(2) Excess cash after required scheduled amortization payments is applied pro rata to pay down term loans.

(3) Fixed Charges are comprised of total interest expense and Pay-ln-Kind Preferred dividends.

-------------------------------------------------------------------------------

                           ISSUES FOR CONSIDERATION

------------------------------------------------------------------------------

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
-------------------------------------------------------------------------------
ISSUES FOR CONSIDERATION

          Amount and Form of Consideration

          Warrants with Nominal Exercise Price

          Accretion of Preferred Stock / Discount Notes

          Certainty of Financing Commitments

          Terms of Lock-ups

          Fiduciary Outs

          Amount of Break-up Fee / Expense Reimbursement

          Closing Conditions/Outs

          Utilization of Leveraged Recapitalization Accounting

          Degree of Leverage after Transaction

                   Ability to achieve business plan

                   Effect on customers and vendors

          Valuation / Liquidity of Stub Equity

          Alternative Transactions

                   Potential for strategic or other financial parties to emerge

                   Impact of inability to pool

-------------------------------------------------------------------------------

                               OVERVIEW OF DELTA

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                               TRADING ANALYSIS

-------------------------------------------------------------------------------

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
STOCK TRADING ANALYSES


                                     DELTA
                          GRAPHICAL MATERIAL OMITTED





         The graph shows the daily stock prices and volume for the Delta common stock for the period of April 4, 1996 to May 2, 1997











                  Daily Prices: April 4, 1996 to May 2, 1997

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
STOCK TRADING ANALYSES


                                     DELTA
                          GRAPHICAL MATERIAL OMITTED





         The graph shows the daily stock prices and volume for the Delta common stock for the period of October 30, 1996 to May 2, 1997











                 Daily Prices: October 30, 1996 to May 2, 1997

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
STOCK TRADING ANALYSES


                                     DELTA

              Percent of Total Volume Traded at Specified Prices
                         April 4, 1996 to May 2, 1997

                          GRAPHICAL MATERIAL OMITTED






                              DAILY CLOSING PRICE


Graph shows 37,835,800 cumulative shares, 138% of the 27,468,000 shares outstanding as reported on 5/02/97.

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
STOCK TRADING ANALYSES


                                     DELTA

              Percent of Total Volume Traded at Specified Prices
                        October 30, 1996 to May 2, 1997

                          GRAPHICAL MATERIAL OMITTED






                              DAILY CLOSING PRICE


Graph shows 12,324,400 cumulative shares, 45% of the 27,468,000 shares outstanding as reported on 5/02/97.

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
-----------------------------------------------------------------------------
STOCK TRADING ANALYSES


                                 CLOSING PRICE
                          GRAPHICAL MATERIAL OMITTED




         The graph shows the closing prices of the Delta common stock compared to the S&P (Computer Software Services), the S&P (Composite Index) and the Comparables for the period of April 4, 1996 to May 2, 1997





                     Weekly: April 4, 1996 to May 2, 1997


Comparables is a composite of:  BTC, CSC, DGN, EDS, UIS, VST, WANG

Source:  IDD Information Services/Tradeline

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
STOCK TRADING ANALYSES


                                 CLOSING PRICE
                          GRAPHICAL MATERIAL OMITTED




         The graph shows the closing prices of the Delta common stock compared to the S&P (Computer Software Services), the S&P (Composite Index) and the Comparables for the period of October 30, 1996 to May 2, 1997









                    Weekly: October 30, 1996 to May 2, 1997


Comparables is a composite of:  BTC, CSC, DGN, EDS, UIS, VST, WANG

Source:  IDD Information Services/Tradeline

-------------------------------------------------------------------------------

                             ANALYST COMMENTARIES

-------------------------------------------------------------------------------

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
-------------------------------------------------------------------------------
ANALYST COMMENTARIES


Moshe Katri, Oppenheimer & Co., Inc.                             April 24, 1997

RATING              STOCK PRICE     TARGET STOCK PRICE    LONG TERM GROWTH RATE
Market Perform        $15.00               NA                  NA

Delta reported Q3/97 earnings per share of $0.32. While this was a 28% increase over Q3/96 EPS of $0.25, it was one penny short of our estimate and the Street's consensus. Although the company's Q3/97 revenues were about $6 million above our estimates, its operating margin was 60 basis points below our expectations. This was due to the fact that Delta's SG&A costs rose by nearly 27%.

Jeff Kessler, Lehman Brothers                                    April 24, 1997

RATING              STOCK PRICE     TARGET STOCK PRICE    LONG TERM GROWTH RATE
Outperform            $15.25               NA                  15.0%

Delta reported EPS of $0.32, slightly ahead of our estimate of $0.31 on better than expected gross margins despite reporting revenues of $205.1 million that were slightly below our estimate of $207.0 million. With the exception of the amortization of goodwill which, at $6.4 million, was ahead of our estimate of $5.8 million as a result of the Memorex-Telex acquisition, the reported figures were within $0.3 of estimates, indicating that Delta has found its base and should be able to grow its business from this new base. As evidence of this, revenues grew at 18.8% over last year while operating income and EPS grew at 29.2% and 27.4% respectively.

Also of importance, Delta has begun to market several branded service offerings aimed at providing bundled packages of hardware/ software/network services to customers. We believe that these products will ultimately give Delta the opportunity to sell more value added, higher margin services to their customers.


Barry Bosak, Smith Barney Inc.                                   April 23, 1997

RATING               STOCK PRICE     TARGET STOCK PRICE   LONG TERM GROWTH RATE
Buy / High Risk        $15.00             $20.00                 15.0%

Delta's 3Q (numbers) began to show progress we wanted to see. Management had pointed to recovery in 3Q and 4Q after the stumble in 1Q. This is occurring for two reasons--better revenues and higher gross margins. There is apparently improved efficiency with the field service force--faster response, shorter learning curve, quicker solutions, etc.

We sense the renewed excitement at the company after seven months of rebuilding some of the infrastructure needed for new and old services.

                                                                  PROJECT DELTA
CONFIDENTIAL                                                           May 1997
-------------------------------------------------------------------------------
ANALYST COMMENTARIES


Daniel Kunsler, J.P. Morgan Securities                           April 23, 1997

RATING           STOCK PRICE     TARGET STOCK PRICE       LONG TERM GROWTH RATE
Buy                 $15.00            $22.00                         NA

The entire tone of the business appears to be building on the improvement noted in the December quarter. Service contract activity has intensified with significant wins from Amerada Hess, Novacare, Electronic Data Systems, Consolidated Freightways, and Travelers, as well as a field warranty agreement with Apple Computer.

The likely sources of gross margin improvement are process improvements resulting in more revenues per field service employee, as well as through the effect of a shifting product mix toward automatic offerings such as help desk.

Delta's earnings of $0.32 were a penny shy of our estimate and the consensus of $0.33. We should add that there was no "whisper" of anything higher, with the street essentially electing to hold Delta's feet to the fire. By any absolute measure, this was a very good quarter and the company appears to be delivering on its promise of building a consistent, predictable business model.

We come away from the quarter even more confident in our BUY recommendation and $22 target.


Moshe Katri, Oppenheimer & Co.                                    April 1, 1997

RATING            STOCK PRICE     TARGET STOCK PRICE      LONG TERM GROWTH RATE
Market Perform      $15.00              NA                           NA

We are adjusting our EPS estimate for FY 1997 downward from $1.20 to $1.12. The adjustment reflects the Company's inability to accelerate its top-line growth. This is especially true this fiscal year, which has been impacted by a business erosion rate of roughly 3%. On the other hand, management indicated internal top-line growth of roughly 6% and additional revenues from the acquisition of Memorex Telex. Nonetheless, these results do not compare favorably industry peers. Given these results, we continue to advise caution.

-------------------------------------------------------------------------------

                              VALUATION ANALYSIS

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                               VALUATION SUMMARY

-------------------------------------------------------------------------------

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
VALUATION SUMMARY GRAPH - DELTA

                          GRAPHICAL MATERIAL OMITTED

         The graph summarizes the Comparable Company Evaluation, the Precedent Transaction Analysis and the Discounted Cash Flow Analysis

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
VALUATION SUMMARY - DELTA
(Dollars in Millions, Except Per Share Data)




COMPARABLE PUBLIC COMPANY VALUATION

                                    IMPLIED
                                     DELTA
                        FINANCIAL   MULTIPLE  ADJ. MULTIPLE RANGE (2)  ENTERPRISE VALUE    EQUITY VALUE          PER SHARE (3)
                                              ----------------------   ----------------    ------------         -------------
                        STATISTIC   @ $22.50     LOW      HIGH          LOW    HIGH       LOW     HIGH           LOW      HIGH
                        ---------   --------     ---      ----          ---    ----       ---     ----           ---      ----
LTMEBITDA(1)              $101.4      9.2 x      6.0 x    7.4 x        $611.4 $747.3     $364.9  $500.7        $12.02   $16.49
CY 1997E EBITDA (1)        116.4      8.0        5.0      6.1           576.2  704.2      329.6   457.6         10.86    15.07

LTM EBIT                    66.0     14.1       11.7     14.3           772.0  943.6      525.4   697.0         17.31    22.96
CY 1997E EBIT               77.9     11.9        8.4     10.2           651.8  796.6      405.2   550.0         13.35    18.12

LTM Net Income              30.2     22.6       17.1     20.9            --     --        517.2   632.1         17.04    20.82
CY 1997E Net Income         37.6     18.1       16.0     19.6            --     --        603.0   737.0         19.86    24.28
CY 1998E Net Income         50.3     13.6       10.3     12.5            --     --        516.4   631.1         17.01    20.79


                                                                           VALUATION RANGE               $15.35        $19.79



Notes:
(1) EBITDA represents earnings before interest, taxes, depreciation, and amortization (other than amortization of repairables). (2) Reflects mean multiples of comparable public companies plus / minus 10%. See Tab A for details.
(3)      Based on equily value divided by 30.357 fully diluted shares.

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
VALUATION SUMMARY - DELTA
(Dollars in Millions, Except Per Share Data)



PRECEDENT TRANSACTIONS -- PRECEDENT MULTIPLES

                               IMPLIED DELTA  ADJ. MULTIPLE RANGE (1)   ENTERPRISE VALUE    EQUITY VALUE      PER SHARE (2)
                    FINANCIAL    MULTIPLE     -----------------------  ----------------     -----------       --------------
LTM(3)              STATISTIC    @ $22.50        LOW     HIGH          LOW         HIGH     LOW    HIGH       LOW       HIGH
-----------------   ---------    --------        ---     ----          ---         ----     ---    ----       ---       ----
EBITDA (4)(5)         $101.4       9.2 x         8.7 x  10.7 x        $885.2      $1,081.9 $638.6 $835.4      $21.04     $27.52
EBIT (4)                66.0      14.1          14.5    17.7           956.1       1,168.6  709.5  922.0       23.37      30.37

PRECEDENT TRANSACTIONS -- PREMIUM PAID ANALYSIS
                                                      PREMIUM                      PER SHARE (2)
                                                 ------------------            ------------------
                                                 LOW           HIGH            LOW           HIGH
                                                 ---           ----            ---           ----
Current Market Price            $16.50          25.0%         35.0%            $20.63        $22.28


PREMIUM TO RECENT MARKET VALUES

                               MARKET                     PREMIUM
                               PRICE                      @ $22.50
                               -----                      --------
Current                         $16.50                     36.4%
Prior Week Average               15.43                     45.8%
One Month Average                15.31                     47.0%
Two Month Average                15.48                     45.4%


VALUATION RANGE                 $21.68                    $26.72


Notes:
(1) Reflects mean multiples of precedent transactions plus / minus 10%. See Tab B for details.
(2) Based on equity value divided by 30.357 fully diluted shares.
(3) LTM based on 12/31/96 results.
(4) Excludes restructuring charge of $3.6 million.
(5) EBITDA represents earnings before interest, taxes, depreciation and amortization (other than amortization of repairables).

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS:  DELTA
(Amounts in thousands, except for per share data)


                                                                               FISCAL YEARS ENDED JUNE 30,
                                                                    -----------------------------------------------
                                                                                      PROJECTED
                                                                    -----------------------------------------------   NORMALIZED
                                                                      1998     1999       2000      2001       2002      CASH
                                                                    YEAR 1   YEAR 2     YEAR 3    YEAR 4     YEAR 5      FLOW
                                                                    ------   ------     ------    ------     ------      ----
EBIT                                                               $84,000 $ 108,180  $ 132,000 $ 158,800  $ 182,600 $ 182,600

Less: Cash Taxes                                                   (25,200) (37,863)   (46,200)  (55,580)   (63,910)  (63,910)
                                                                  -------------------------------------------------------------
PRO FORMA AFTER-TAX OPERATING INCOME                                58,800   70,317     85,800   103,220    118,690   118,690
Plus:  Depreciation and Amortization                                40,200   41,600     43,100    45,900     49,000    49,000
Less:  (Increase)/Decrease in Working Capital                       (9,122)  (4,631)    (1,602)   (2,152)    (2,588)   (2,588)
Less:  Capital Expenditures                                        (13,000) (14,300)   (15,700)  (17,300)   (19,000)  (19,000)
Less:  Cash in excess of Repairable Parts Purchases Amortization    (5,700) (11,100)    (9,900)  (12,100)    (5,100)   (5,100)
                                                                  -------------------------------------------------------------
FREE CASH FLOW                                                     $71,178  $81,886   $ 101,698 $ 117,568  $ 141,002 $ 141,002
                                                                  =============================================================

                                      -------------------------------------            ----------------------------------------
                                            DISCOUNTED TERMINAL VALUE                           TOTAL ENTERPRISE VALUE
                                              2002 EBITDA MULTIPLES                             2002 EBITDA MULTIPLES

                                        5.0X         6.0X          7.0X                   5.0X        6.0X           7.0X
                                      ------------ ------------ ------------           ------------ -------------- -------------
 DISCOUNT RATE:               14.0%    $601,429     $721,715      $842,000      14.0%    $938,359    $1,058,645    $1,178,931
                              15.0%     575,731      690,877       806,023      15.0%     903,733     1,018,879     1,134,025
                              16.0%     551,339      661,607       771,874      16.0%     870,772       981,040     1,091,307
                                      ------------ ------------ ------------           ------------ -------------- -------------

                                      Less: Pro Forma Debt Outstanding                  ($226,000)    ($226,000)    ($226,000)
                                      Plus: Cash                                           11,000        11,000         11000
                                                                                       ------------ -------------- -------------
                                      Adjustments to Total Enterprise Value             ($215,000)    ($215,000)    ($215,000)



                                                                                                 IMPLIED EQUITY VALUE
                                                                                                2002 EBITDA MULTIPLES

                                                                                          5.0X          6.0X           7.0X
                                                                                       ------------ -------------- -------------
                                               DISCOUNT RATE:                  14.0%     $723,359      $843,645      $963,931
                                                                               15.0%      688,733       803,879       919,025
                                                                               16.0%      655,772       766,040       876,307
                                                                                       ------------ -------------- -------------


                                                                                            IMPLIED EQUITY VALUE PER SHARE
                                                                                                2002 EBITDA MULTIPLES
                                                                                          5.0X          6.0X           7.0X
                                                                                       ------------ -------------- -------------
                                               DISCOUNT RATE:                  14.0%      $24.14       $28.15         $32.17
                                                                               15.0%      $22.98       $26.83         $30.67
                                                                               16.0%      $21.88       $25.56         $29.24
                                                                                       ------------ -------------- -------------


                                             20

-------------------------------------------------------------------------------

                               VALUATION MATRIX

-------------------------------------------------------------------------------

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
VALUATION MATRIX - DELTA
(Dollars in Millions, Except Per Share Data)


                                                             ESTIMATED CONSIDERATION PER SHARE
                                                             ---------------------------------
Estimated Consideration Per Share                          $22.00        $22.50           $23.00
Premium to Market Price ($16.50)                            33.3%         36.4%            39.4%
Fully Diluted Shares Outstanding                            30.4          30.4             30.4
                                                         --------      --------         --------
Equity Value                                              $667.9        $683.0           $698.2


Plus: Debt (1)  3/31/97E                                   259.5         259.5            259.5
Less: Cash      3/31/97E                                   (12.9)        (12.9)           (12.9)

                                                         --------      --------         --------
Enterprise Value                                          $914.4        $929.6           $944.8


                                                                               -------------------------- ------------------------
                             Financial                ENTERPRISE                      COMPARABLE                PRECEDENT
                             Statistic                  VALUE/                         COMPANIES              TRANSACTIONS
                                          ------------------------------------ -------------------------  ------------------------
             CYE Dec. 30,                                                                RANGE                    RANGE

EBITDA       LTM              $101.4        9.0 x          9.2 x      9.3 x           6.0 x -  7.4x            8.7x  -  10.7x
             1997E             116.4        7.9            8.0        8.1             5.0   -  6.1              --   -    --

EBIT         LTM               $66.0       13.9 x         14.1 x     14.3 x          11.7 x - 14.3x           14.5x  -  17.7x
             1997E              77.9       11.7           11.9       12.1             8.4   - 10.2              --   -   --

                                                    NET EQUITY
                                                      VALUE/
                                          ------------------------------------

NET INCOME   LTM               $30.2       22.1 x         22.6 x     23.1 x    17.1 x   -    20.9x
             1997E              37.6       17.7           18.1       18.6      16.0     -    19.6
             1998E              50.3       13.3           13.6       13.9      10.3     -    12.5



Notes:
(1)  Includes liability of approximately $12.8 million for management payments.

-------------------------------------------------------------------------------

                           COMPARABLE COMPANY ANALYSIS


-------------------------------------------------------------------------------

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
COMPARABLE COMPANY ANALYSIS OF SELECTED COMPUTER SERVICES FIRMS
(Dollars in millions, except per share data)


                                                           Adjusted  Total
                                Financial  Price   Market   Market   Debt/    Latest 12 Months     EBITDA  EBIT
     COMPANY            Ticker    Data    5/2/97   Value   Value(1) Book Cap Revenues  EBITDA    EBIT    Margin Margin
     -------            ------    ----    ------   -----   -------- -------- --------- ------    ----    ------ -----

BancTec, Inc.             BTC     Dec-96  $23.75 $   516.4 $   597.6  34.6% $   554.0 $  101.9  $   64.1  18.4% 11.6%
Computer Sciences Corp    CSC     Dec-96   66.88   5,312.4   6,377.3  41.8%   5,373.3    668.9     349.3  12.4%  6.5%
Data General Corporation  DGN     Dec-96   20.00     866.8     832.3  30.5%   1,343.1    146.3      42.5  10.9%  3.2%
Electronic Data           EDS     Dec-96   37.13  18,085.8  20,021.2  31.8%  14,441.3  2,766.4   1,585.6  19.2% 11.0%
   Systems Corp.
Unisys                    UIS     Dec-96    6.13   1,071.0   3,897.5  56.6%   6,370.5    657.1     327.4  10.3%  5.1%
   Corporation
Vanstar                   VST     Jan-97    8.25     366.6     576.3   5.4%   2,116.0    107.4      92.3   5.1%  4.4%
   Corporation
Wang Laboratories, Inc.   WANG    Dec-96   18.13     673.5     988.8  28.8%   1,187.5    132.7      23.1  11.2%  1.9%

                   Mean:                                        32.8%                               12.5%  6.2%  0.86x
                   Median:                                      31.8%                               11.2%  5.1%  0.83

DELTA                   MAR-97    $16.50  $482.1 $   715.8      55.1% $743.8 $  101.4  $  66.0      13.6%  8.9%  0.96X



                            Multiples of AMV                     Three Year
                             Latest 12 Months  LTM      Historical Growth Rates
     COMPANY            Revenue EBITDA  EBIT   P/E  Revenues EBITDA    EBIT   Net
     -------            ------- ------  ----   ---  -------  ------    ----   ---

BancTec, Inc.             1.08x  5.9x    9.3x  13.9x      NM     NM       NM     NM
Computer Sciences Corp    1.19   9.5x   18.3x   27.9   24.1%  29.9%    28.3%  25.5%
Data General Corporation  0.62   5.7x   19.6x   25.6    8.6%  54.5%       NM     NM
Electronic Data           1.39   7.2x   12.6x   19.4   19.3%  16.8%    12.6%   8.8%
   Systems Corp.

Unisys                    0.61   5.9x   11.9x     NM    2.2%  (13.2%) (15.4%)    NM
   Corporation
Vanstar                   0.27   5.4x    6.2x    8.0      NM     NM       NM     NM
   Corporation
Wang Laboratories, Inc.   0.83   7.5x   42.8x     NM   12.9%  24.5%    11.2%     NM

                   Mean:  6.7x   13.0x  19.0x   13.4%  22.5%    9.2%   17.2%
                   Median:5.9x   12.3x   19.4   12.9%  24.5%   11.9%   17.2%

DELTA                     7.1X   10.8X  15.9X   67.9%  49.4%   73.1%   91.3%




(1) Adjusted market value is defined as market value of the common equity plus net debt (total debt less cash) plus book value of preferred stock.
    Note: Restructuring charges and extraordinary items are excluded. Outliers are in italics and are excluded from all summary calculations.

                                                                 PROJECT DELTA
CONFIDENTIAL                                                          May 1997
------------------------------------------------------------------------------
COMPARABLE COMPANY ANALYSIS OF SELECTED COMPUTER SERVICES FIRMS
(Dollars in millions, except per share data)


                                                                                           Multiples of
                                                                                              AMV
                             Projected               Implied            Projected           Projected
                          Calendar 1997           96-'97 Growth          Margins               1997        Calendar EPS (1)
                    ------------------------- ---------------------    -----------           --------      ------------------
  COMPANY    Ticker Revenues EBITDA(2)  EBIT  Revenues EBITDA  EBIT    EBITDA EBIT  Revenues EBITDA EBIT   1996A   1997  1998
  -------    ------ -------- --------   ---   --------  ----   ----    ------ ----  -------- ------ ----   -----   ----  ----

BancTec,     BTC    $600.7    $113.5   $72.5     8.4%   11.4%  13.1%   18.9% 12.1%     0.99x   5.3x  8.2x  $1.77   $2.03 $2.31
   Inc.
Computer     CSC    6,379.1  1,106.1   743.1    18.7%   65.4% 112.7%   17.3% 11.6%     1.00    5.8x  8.6x   2.81    3.30 3.82
   Sciences
   Corp.
Data         DGN    1,559.5    189.0    68.5    16.1%   29.2%  61.2%   12.1%  4.4%     0.53    4.4x  12.2x  0.80    1.21   NA
   General
   Corporation
Electronic   EDS   16,136.5 3,208.7  1,889.3    11.7%   16.0%  19.2%   19.9% 11.7%     1.24    6.2x  10.6x  2.07    2.38 2.73
   Data
   Systems
   Corp.
Unisys       UIS    6,662.6   819.1    494.1     4.6%   24.7%  50.9%   12.3%  7.4%     0.58    4.8x   7.9x (0.33)   0.39 0.68
   Corporation
Vanstar      VST    2,335.8    90.5     72.8    10.4%  (15.7%)(21.1%)   3.9%  3.1%     0.25    6.4x   7.9x  0.73    1.01 1.27
   Corporation
Wang         WANG   1,372.2   179.0    104.8    15.5%   34.9% 353.5%   13.0%  7.6%     0.72    5.5x   9.4x  0.26    0.50   NA
   Laboratories,
   Inc.

             Mean:                                                     13.9%  8.3%     0.76x   5.5x   9.3x
             Median:                                                   13.0%  7.6%     0.72    5.5x   8.6x

DELTA               $828.1   $197.9     $99.5   11.3%   95.2%   50.8%  23.9%  12.0%    0.86X   3.6X   7.2X  $1.15   $1.27   NA

                                    Proj.        5      '97       '98
                  Implied        Calendar       Year     P/E      P/E
                     EPS      P/E Multiples     Proj.   as %      as %
                   Growth   -----------------   EPS      of        of
  COMPANY          '96-'97  1996A  1997  1998  Growth 5 Yr. Gr. 5 Yr. Gr.
  -------          -------  ----   ----  ----  ------ --------- --------

BancTec,            14.7%  13.4x  11.7x 10.3x 12.3%    95.1%      83.6%
   Inc.
Computer            17.5%   23.8  20.2  17.5  17.9%    113.1%     97.8%
   Sciences
   Corp.
Data                51.4%   25.1  16.6    NA  12.5%  132.5%    NA
   General
   Corporation
Electronic          15.0%   17.9  15.6  13.6  14.9%  104.7% 91.3%
   Data
   Systems
   Corp.
Unisys                NM   (18.6) 15.7   9.0   4.8%  327.2% 187.7%
   Corporation
Vanstar            37.9%    11.3   8.2   6.5  20.0%  41.0%  32.5%
   Corporation
Wang               90.4%    69.7  36.6    NA  18.8%  194.8%    NA
   Laboratories,
   Inc.

             Mean:   37.8%  20.4x  17.8x 11.4x 14.5%  144.1% 98.6%
             Median: 27.7%   17.9  15.7  10.3  14.9%  113.1% 91.3%



DELTA                10.5%  14.4X  13.0X   NA  17.5%  74.5%     NA



(1) Adjusted market value is defined as market value of the common equity plus net debt (total debt less cash) plus book value of preferred stock. (2) When not available, projected D&A calculated based on LTM D&A as a % of LTM revenues applied to projected revenues. Note: Restructuring charges and extraordinary items are excluded.

                   ----------------------------------------

                         PRECEDENT TRANSACTION ANALYSIS

                    ----------------------------------------

                                                                               Project Delta
CONFIDENTIAL                                                                        May 1997
--------------------------------------------------------------------------------------------
SELECTED ACQUISITIONS IN THE COMPUTER SERVICES INDUSTRIES
(dollars in thousands, except per share data)


                                                                 Purchase Price / LTM:
                                                          ----------------------------------
  Date                                         Purchase      Net         Tang.        Cash
  Ann.               Target/Acquiror             Price     Income      Bk. Value      Flow
--------      ----------------------------    ---------   --------     ---------     -------
10/17/96      Triad Systems Corp. / Hicks,    $193,100     30.6  x      NM    x      NA    x
                  Muse, & Cooperative
                  Computing
07/24/96      I-NET / Wang Laboratories,      166,700      NM           NM           NM
                  Inc.
06/05/96      The Genix Group (MCN Corp.) /   109,000      NA           NA           NA
                  Affiliated Computer
                  Services
05/20/96      AmeriData Technologies Inc. /   490,000      25.6         1.8          5.9
                  GE Capital Services
05/11/96      NCS Financial Systems /         95,000       NM           5.8          NA
                  SunGuard Data Systems Inc.
04/24/96      Dataflex - Certain Assets /     42,000       NA           NA           NA
                  Vanstar Corp
04/10/96      Dataserv Inc. / Wang            28,500       NA           NA           NA
                  Laboratories, Inc.
04/03/96      Trecom Business Systems, Inc.   145,000      NA           NA           NA
                  / Amdahl Corporation
10/23/95      Decision Servcom Inc. /         250,000      115.3*       1.3          NA
                  Business Sys. Serv. (Bell
                  Atlantic)
09/13/95      DMR Group Inc. Amdahl           139,000      37.9         4.1          NA
                  Corporation
05/08/95      GE Capital Systems Support      75,000 (a)   NA           NA           NA
                  Svc. / International
                  Business Machines
08/15/94      Assets of Groupe Bull S.A. /    $160,300     NA           2.7          NA
                  Wang Laboratories, Inc.


                                         Transaction Value / LTM:
                             -----------------------------------------------
  Date          Enterprise                                            EBITDA
  Ann.            Value       Revenue      EBITDA        EBIT        - CapEx
--------        ----------   ---------     -------      ------       -------
10/17/96         $244,000     1.4  x       10.9  x      18.5  x      NA    x


07/24/96          206,700     0.6          NM           NM           NM

06/05/96          137,500     1.3          9.2          17.2         NA


05/20/96          800,650     0.5          11.3         13.4         18.9

05/11/96           96,300     1.6          6.5          9.9          NA

04/24/96           42,000     0.3          NA           NA           NA

04/10/96           28,500     0.3          NA           NA           NA

04/03/96          145,000     1.0          NA           NA           NA

10/23/95          250,000     0.5          NA           24.8         NA


09/13/95          140,400     0.7          11.3         17.2         NA

05/08/95           75,000 (a) 0.4          NA           NA           NA


08/15/94          143,100     0.3          NA           17.0         NA

                                                                          Project Delta
CONFIDENTIAL                                                                   May 1997
---------------------------------------------------------------------------------------
SELECTED ACQUISITIONS IN THE COMPUTER SERVICES INDUSTRIES
(dollars in thousands, except per share data)

                                                            Purchase Price / LTM:
                                                     ----------------------------------
  Date                                Purchase        Net          Tang.          Cash
  Ann.         Target/Acquiror         Price         Income      Bk. Value        Flow
--------    --------------------     -----------     ------      ---------       ------
10/20/93    Future Now Inc. /        $84,808 (b)     11.4 x        1.3 x         7.9 x
               Intelligent
               Electronics Inc.
05/05/92    TRW Inc.-Customer        100,000           NA            NA            NA
               Service /
               ComputerLand Corp

                                        Transaction Value / LTM:
                            --------------------------------------------------
  Date      Enterprise                                                 EBITDA
  Ann.         Value        Revenue        EBITDA         EBIT        - CapEx
--------    ----------      -------        ------         ----        --------
10/20/93    $159,203           0.3 x       9.0 x         11.0 x        10.6 x


05/05/92     100,000           0.9           NA            NA            NA

------------------------------------------------------------------------------------------------------------------------------
MAXIMUM          37.9 x        5.8 x           7.9 x                       1.60 x        11.3 x        24.8 x        18.9 x
MEAN              26.4          2.8            6.9                         0.73           9.7          16.1          14.7
MEDIAN            28.1          2.2            5.9                         0.56           9.2          17.1          10.6
MINIMUM           11.4          1.3            5.9                         0.29           6.5           9.9          10.6
------------------------------------------------------------------------------------------------------------------------------

NOTES
---------
Neither entries which are marked with an asterisk nor entries showing 'NA' or 'NM' are used to calculate summary multiples.
(a) Midpoint of estimate range
(b) Implied purchase price. Intelligent Electronics raised its stake in Future Now from 24% to 31.1% by purchasing newly issued shares.

                       --------------------------------

                            PREMIUMS PAID ANALYSIS

                       --------------------------------

                                                                                                  PROJECT DELTA
CONFIDENTIAL                                                                                           May 1997
---------------------------------------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS - TRANSACTION VALUES BETWEEN $800 MILLION AND $1 BILLION
(DOLLARS IN MILLIONS)


  Date                                                                      Transaction     Equity    Price Per
  Ann.               Target Name                   Acquiror Name               Value         Value      Share
--------    ----------------------------   ------------------------------   -----------     ------    ---------
04/21/97    Goulds Pumps Inc               ITT Industries Inc                  $940.4       $801.2      $37.00
04/16/97    Pharmacy Corp of America Inc   Capstone Pharmacy Services Inc       862.5         NA        ---
04/14/97    Total Petroleum (North Amer)   Ultramar Diamond Shamrock            822.8        386.8        9.94
            Ltd
04/11/97    AT&T Submarine Systems Inc     Tyco International Ltd               850.0         NA        ---
04/07/97    Pure Atria Corp                Rational Software Corp               839.8        850.8       21.04
03/14/97    Security Capital, Milwaukee,   Marshall & Ilsley, Milwaukee,        917.4        917.4       92.00
            WI                             WI
03/12/97    National Education Corp        Sylvan Learning Systems Inc          846.9        769.4       20.37
02/27/97    Collective Bancorp, New        Summit Bancorp, Princeton, NJ        916.1        913.9       44.08
            Jersey
02/24/97    EchoStar Communications Corp   News Corp Ltd                       1000.0         NA        ---
02/24/97    Chubb Life Insur Co of         Jefferson-Pilot Corp                 875.0         NA        ---
            America
01/16/97    Wellsford Residential Ppty Tr  Equity Residential Pptys Trust       945.2        462.2       27.03
01/15/97    Value Health Inc               Columbia/HCA Healthcare Corp         971.1      1,149.9       20.50
01/07/97    American Medical Response Inc  MedTrans Inc (Laidlaw Inc)           922.1        878.7       40.00
01/06/97    Environmental Services         Rollins Environmental Services       990.0         NA        ---
11/22/96    Thompson Miniwax Holding Corp  Sherwin-Williams Co                  830.0         NA        ---
11/18/96    Tyco Toys Inc                  Mattel Inc                           961.0        849.6       12.16
11/07/96    Alamo Rent-A-Car Inc           Republic Industries Inc              815.0         NA        ---
11/04/96    United Carolina Bancshares     Southern Natl, Winston-Salem,        977.1        977.1       40.01
                                           NC
11/04/96    Mellon Bank-50 Amer Auto Assn  PNC Bank Corp                        887.9         NA        ---
10/29/96    Carter-Wallace Inc             Investor                             941.4        679.2       20.00
10/28/96    Mark Twain Bancshares, MO      Mercantile Bancorp, St Louis,        817.4        836.0       49.50
                                           MO
10/23/96    Conrail Inc                    Norfolk Southern Corp                943.0      9,323.1      115.00

10/07/96    Resort Condominiums Intl Inc   HFS Inc                              825.0         NA        ---
09/09/96    ShopKo Stores Inc              Phar-Mor Inc                         938.7        640.7       19.50
08/26/96    American Travellers Corp       Conseco Inc                          954.3        882.7       36.91
08/15/96    Spalding & Evenflo (Cisneros)  Kohlberg Kravis Roberts & Co         912.0         NA        ---
06/26/96    Kemet Corp                     Vishay Intertechnology Inc           929.1        830.3       22.00
06/25/96    Heine Securities Corp          Franklin Resources Inc               805.8         NA        ---
06/12/96    USL Capital Corp-Vehicle       Associates First Capital Corp        901.0         NA        ---
            Fleet
06/06/96    Atria Software Inc             Pure Software Inc                    925.9        936.7       61.01
06/03/96    Avis Inc                       HFS Inc                              800.0         NA        ---
05/31/96    Cajun Elec Power-Non-Nuclear   Southwestern Electric Power Co       900.0         NA        ---
05/23/96    USL Capital-Rail Services      First Union Rail(First Union)        957.0         NA        ---
05/09/96    Transok Inc                    Tejas Gas Corp                       890.0         NA        ---
03/29/96    Western Forestlands (IP)       R-F Timber Co                        905.0         NA        ---
03/29/96    MediSense Inc                  Abbott Laboratories                  801.7        817.3       45.00
03/21/96    Masco Home Furnishings(Masco)  Furnishings International Inc       1000.0         NA        ---
03/08/96    TKR Cable Co                   Tele-Communications Inc              843.0         NA        ---
03/07/96    Choice Hotels International    Shareholders                        $908.0       $908.0      $14.50



  Date     Premium Prior to Announcement Date (%)  Form of
  Ann.       1 day       1 week      4 weeks     Acquisition
--------   ---------   ----------  -----------   -----------
04/21/97      61.7         57.4         60.9       Merger
04/16/97                                           Merger
04/14/97      -1.8         -0.6          0.7       Merger

04/11/97                                           Acq. of Assets
04/07/97      18.5         23.3         23.8       Merger
03/14/97       8.9          9.9         15.9       Merger

03/12/97      19.0         49.5         35.8       Merger
02/27/97      15.6         22.9         29.6       Merger

02/24/97                                           Acq. Maj. Int.
02/24/97                                           Acq. of Assets

01/16/97       7.6          9.2          9.8       Merger
01/15/97       1.2          0.6                    Merger
01/07/97      21.2         23.1         36.8       Merger
01/06/97                                           Acq. of Assets
11/22/96                                           Acq. of Assets
11/18/96      73.7         80.1         94.5       Merger
11/07/96                                           Merger
11/04/96      45.5         60.0         68.5       Merger

11/04/96                                           Acq. of Assets
10/29/96      68.4         68.4         60.0       Merger
10/28/96      16.8         17.2         17.5       Merger

10/23/96      62.0         60.3         60.3       Acq. Part.
                                                   Int.
10/07/96                                           Acq. of Assets
09/09/96      20.0         27.9         33.3       Merger
08/26/96      30.1         37.4         81.2       Merger
08/15/96                                           Merger
06/26/96      30.4         35.4         -1.1       Merger
06/25/96                                           Acq. of Assets
06/12/96                                           Acq. of Assets

06/06/96      -2.8         -5.8          8.9       Merger
06/03/96                                           Merger
05/31/96                                           Acq. of Assets
05/23/96                                           Acq. of Assets
05/09/96                                           Acq. of Assets
03/29/96                                           Acq. Maj. Int.
03/29/96      48.8         48.8         39.0       Merger
03/21/96                                           Acq. of Assets
03/08/96                                           Acq. Rem. Int.
03/07/96                                           Acquisition

                                                                                                 PROJECT DELTA
CONFIDENTIAL                                                                                          May 1997
--------------------------------------------------------------------------------------------------------------
PREMIUMS PAID ANALYSIS - TRANSACTION VALUES BETWEEN $800 MILLION AND $1 BILLION
(DOLLARS IN MILLIONS)

  Date                                                                     Transaction     Equity     Price Per
  Ann.               Target Name                    Acquiror Name             Value         Value       Share
--------    -----------------------------   -----------------------------  -----------     ------     ---------
03/05/96    Barrett Banks-Mortgage Svc      HomeSide Lending Inc               $879.1         NA        ---
02/20/96    Sierra On-Line Inc              CUC International Inc               902.8        972.6       45.93
02/16/96    Circle K Corp                   Tosco Corp                          954.2        790.4       30.81
02/15/96    Journal Communications Inc      Undisclosed Acquiror              1,000.0         NA         70.00
02/14/96    Helene Curtis Industries Inc    Unilever NV                         838.4        479.6       70.00
02/07/96    Pyxis Corp                      Cardinal Health Inc                 871.5        905.9       24.14
01/09/96    AC Nielsen Co                   Shareholders                        886.8        886.8       15.63
12/26/95    Life Insurance Co of Virginia   General Electric Capital Corp       960.0         NA        ---
11/30/95    PYA/Monarch Inc (Sara Lee Corp) JP Foodservice Inc                  943.6         NA        ---
09/29/95    Prudential Reinsurance Hldgs    Investors                           837.5         NA        ---
09/28/95    Bank of California              Union Bank San Francisco CA         804.5         NA        ---
09/13/95    Mobile Commun Corp of America   MobileMedia Corp                    930.0         NA        ---
08/17/95    Rockefeller Center Properties   Investor Group                      975.0         NA        ---
08/07/95    Kraft General Foods-Baking Div  CPC International Inc               865.0         NA        ---
07/17/95    Automotive Industries Holding   Lear Seating Corp                   815.4        587.4       33.50
06/08/95    National Medical Care Inc       Investor Group                      800.0         NA        ---
05/15/95    Foothill Group Inc              Norwest Corp, Minneapolis, MN       910.2        426.8       25.99
04/12/95    Six Flags Theme Parks Inc       Investor Group                    1,000.0         NA        ---
03/31/95    Continental Medical Systems     Horizon Healthcare Corp             903.9        577.3       14.98
03/24/95    National Car Rental System Inc  NCR Acquisition Corp              1,000.0         NA        ---
03/23/95    Sammons Commun-Remaining Cable  Investor Group                      800.0         NA        ---
03/20/95    Unisys Corp-Defense Electn Bus  Loral Corp                          862.0         NA        ---
03/10/95    Sammons Commun-Certain Cable    Investor Group                      962.5         NA        ---
03/06/95    Texasgulf Inc (Elf Aquitaine)   Potash Corp of Saskatchewan         835.0         NA        ---
03/02/95    Abbey Healthcare Group Inc      Homedco Group Inc                   863.7        651.7       60.90
02/28/95    National Gypsum Co              BPB Industries PLC                  963.0        980.2       48.50
02/13/95    Interface Grp-Exhibition Unit   Softbank Corp                       800.0         NA        ---

  Date      Premium Prior to Announcement Date (%)  Form of
  Ann.        1 day       1 week      4 weeks     Acquisition
--------    ---------   ----------  -----------  --------------
03/05/96                                         Acq. of Assets
02/20/96       69.3        71.7          90.4    Merger
02/16/96       45.8        42.5          68.8    Merger
02/15/96                                         Merger
02/14/96       18.6        30.2          71.8    Merger
02/07/96       53.3        60.9          66.5    Merger
01/09/96                                         Acquisition
12/26/95                                         Acq. of Assets
11/30/95                                         Acq. of Assets
09/29/95                                         Acquisition
09/28/95                                         Merger
09/13/95                                         Merger
08/17/95                                         Merger
08/07/95                                         Acq. of Assets
07/17/95        3.9        10.7          45.7    Merger
06/08/95                                         Merger
05/15/95       11.2        13.0          23.8    Merger
04/12/95                                         Acq. Maj. Int.
03/31/95      110.2*      135.0*        121.9*   Merger
03/24/95                                         Acq. of Assets
03/23/95                                         Acq. of Assets
03/20/95                                         Acq. of Assets
03/10/95                                         Acq. of Assets
03/06/95                                         Merger
03/02/95      118.5*      118.5*        118.5*   Merger
02/28/95       48.1        42.6          38.6    Merger
02/13/95                                         Acq. of Assets

------------------------------------------------------------------------------
Mean                                30.6%            34.5%            43.2%
Median                              20.6%            32.8%            37.7%
High                                73.7%            80.1%            94.5%
Low                                 -2.8%            -5.8%            -1.1%
------------------------------------------------------------------------------
* Denotes Outliers
Source: Securities Data Company, Inc.

                  --------------------------------------------

                       COMPANY PROJECTIONS -- STAND ALONE

                  --------------------------------------------


                                                                                                                      PROJECT DELTA
CONFIDENTIAL                                    STAND-ALONE SCENARIO                                                       May 1997
-----------------------------------------------------------------------------------------------------------------------------------
HISTORICAL AND PROJECTED FINANCIAL STATEMENTS:  DELTA
(AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

INCOME STATEMENTS

                                                                 Fiscal Years Ended June 30,
                                ---------------------------------------------------------------------------------------------------
                                                   Historical                                             Projected
                                -----------------------------------------   -------------------------------------------------------
                                  1994       1995       1996      1997       1998       1999         2000       2001        2002
                                  ----       ----       ----      ----       ----       ----         ----       ----        ----
REVENUES                        $108,416   $163,020   $540,191  $783,251   $873,000   $960,300   $1,056,300  $1,162,000  $1,278,200
Cost of Revenues                  76,980    113,483    402,316   581,167    634,700    690,020      757,900     829,300     916,700
                                --------   --------   --------  --------   --------   --------   ----------  ----------  ----------

GROSS PROFIT                      31,436     49,537    137,875   202,084    238,300    270,280      298,400     332,700     361,500
Operating Expenses:
   S,G&A                          16,474     21,982     69,237   106,986    127,800    134,500      137,600     143,900     147,700
   Amortization of Intangibles     2,448      6,776     15,673    23,357     26,500     27,600       28,800      30,000      31,200
                                --------   --------   --------  --------   --------   --------   ----------  ----------  ----------

     Total Operating Expenses     18,922     28,758     84,910   130,343    154,300    162,100      166,400     173,900     178,900
                                --------   --------   --------  --------   --------   --------   ----------  ----------  ----------

OPERATING INCOME                  12,514     20,779     52,965    71,741     84,000    108,180      132,000     158,800     182,600

Interest Expense                   4,847      2,468     14,714    14,743     13,166      9,762        5,263       1,322           0
Interest Income                        0          0          0         0       (460)      (480)        (480)     (1,662)     (5,374)
                                --------   --------   --------  --------   --------   --------   ----------  ----------  ----------

PRETAX INCOME                      7,667     18,311     38,251    56,998     71,294     98,898      127,217     159,140     187,974

Income Taxes                        (755)     7,324     15,307    23,903     29,230     40,548       52,159      65,248      77,070
                                --------   --------   --------  --------   --------   --------   ----------  ----------  ----------

NET INCOME AVAILABLE TO COMMON    $8,422    $10,987    $22,944   $33,095    $42,063    $58,350      $75,058     $93,893    $110,905
                                ========   ========   ========  ========   ========   ========   ==========  ==========  ==========

EARNINGS PER SHARE                 $0.37      $0.47      $0.90     $1.10      $1.40      $1.94        $2.50       $3.13       $3.70

Fully-Diluted Shares Outstanding  22,595      23,149    25,430    30,000     30,000     30,000       30,000      30,000      30,000


                                                                                                                     PROJECT DELTA
CONFIDENTIAL                                  STAND-ALONE SCENARIO                                                        May 1997
----------------------------------------------------------------------------------------------------------------------------------
HISTORICAL AND PROJECTED FINANCIAL STATEMENTS:  DELTA
(AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


BALANCE SHEETS: DELTA

                                               AS OF JUNE 30,                                    AS OF JUNE 30,
                                                 HISTORICAL                                         PROJECTED
                                     ---------------------------------  ----------------------------------------------------------
                                        1995       1996       1997         1998         1999        2000        2001      2002
                                     ---------- ---------- -----------  ------------ ----------- ----------- --------- -----------
ASSETS
Cash and Cash Equivalents               $2,659      8,221    $11,000      $12,000     $12,000     $12,000     $71,114   $197,609
Accounts Receivable                     27,758     92,650    128,000      131,548     144,703     159,168     175,096    192,605
Inventories                              4,024     30,130     36,000       37,386      41,590      45,682      49,985     55,253
Other                                    9,266     12,770      8,000        7,857       8,643       9,507      10,458     11,504
                                     ---------- ---------- -----------  ------------ ----------- ----------- --------- -----------
Total Current Assets                    43,707    143,771    183,000      188,791     206,936     226,357     306,653    456,972

Repairable Parts, Net                   27,360    154,970    198,000      203,700     214,800     224,700     236,800    241,900
Intangibles, Net                        34,568    164,659    192,000      179,900     170,300     159,500     147,500    134,300
P,P&E, Net                               4,429     32,430     33,000       32,300      32,600      34,000      35,400     36,600
Other                                   25,489     18,680     20,000       20,000      20,000      20,000      20,000     20,000
                                     ---------- ---------- -----------  ------------ ----------- ----------- --------- -----------

TOTAL ASSETS                          $135,553   $514,510   $626,000     $624,691    $644,636    $664,557    $746,353   $889,772
                                     ========== ========== ===========  ============ =========== =========== ========= ===========

LIABILITIES AND S/H'S EQUITY
Accounts Payable                       $33,185    $89,564   $102,000     $106,943    $ 118,154   $ 129,777   $142,003   $155,713
Deferred Revenues                       40,222     38,485     65,000       56,553      58,578      64,434      70,882     77,970
Other Liabilities                        2,704        479      4,000        3,174       3,450       3,790       4,147      4,584
                                     ---------- ---------- -----------  ------------ ----------- ----------- --------- -----------
Total Current Liabilities               76,111    128,528    171,000      166,669     180,183     198,001     217,032    238,267

Long-Term Debt (include. Cur. Port.)    25,571    190,903    226,000      179,117     121,264      40,676           0          0
Other Liabilities                       12,383     14,286     17,000       24,842      30,776      38,409      47,958     59,236

Redeemable Preferred Stock               6,811          0          0            0           0           0           0          0

Preferred Stock                              0          0          0            0           0           0           0          0
Common Stock                            14,677    180,793    212,000      254,063     312,413     387,471     481,364    592,269
                                     ---------- ---------- -----------  ------------ ----------- ----------- --------- -----------
Total Stockholders' Equity              14,677    180,793    212,000      254,063     312,413     387,471     481,364    592,269

TOTAL LIABILITIES AND S/H'S EQUITY    $135,553   $514,510   $626,000     $624,691    $644,636    $664,557    $746,353   $889,772
                                     ========== ========== ===========  ============ =========== =========== ========= ===========

Check                                      0.0        0.0        0.0          0.0         0.0         0.0        (0.0)       0.0


                                                                                                   PROJECT DELTA
CONFIDENTIAL                              STAND-ALONE SCENARIO                                          May 1997
----------------------------------------------------------------------------------------------------------------
HISTORICAL AND PROJECTED FINANCIAL STATEMENTS:  DELTA
(AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


CASH FLOW STATEMENTS: DELTA

                                                                Fiscal Years Ended June 30,
                                             -------------------------------------------------------------------
                                                                         Projected
                                             -------------------------------------------------------------------
                                                1998          1999          2000         2001          2002
                                                ----          ----          ----         ----          ----
OPERATING ACTIVITIES
Net Income                                     $42,063      $58,350       $75,058       $93,893     $110,905
Depreciation                                    13,700       14,000        14,300        15,900       17,800
Amortization of Repairable Parts                79,300       80,500        88,700        94,100      109,200
Amortization of Intangibles                     26,500       27,600        28,800        30,000       31,200
Deferred Tax Expense                             7,842        5,934         7,633         9,548       11,278
(Increase)/Decrease in Working Capital          (9,122)      (4,631)       (1,602)       (2,152)      (2,588)
                                             -------------------------------------------------------------------
   Cash Flow from Operations                   160,283      181,753       212,889       241,290      277,795

INVESTING ACTIVITIES
Capital Expenditures                            13,000       14,300        15,700        17,300       19,000
Repairable Parts Purchases                      85,000       91,600        98,600       106,200      114,300
Acquisitions                                    14,400       18,000        18,000        18,000       18,000
                                             -------------------------------------------------------------------
   Cash Flow before Financing Activities        47,883       57,853        80,589        99,790      126,495

FINANCING ACTIVITIES
Proceeds from/(repayment of) bank revolver     (46,883)     (57,853)      (80,589)      (40,676)           0
                                             -------------------------------------------------------------------
   Cash Flow after Financing Activities          1,000            0             0        59,114      126,495

Increase/(Decrease) in Cash                     $1,000           $0            $0       $59,114     $126,495
   Beginning Cash Balance                       11,000       12,000        12,000        12,000       71,114
   Ending Cash Balance                          12,000       12,000        12,000        71,114      197,609

               ---------------------------------------------------

                    COMPANY PROJECTIONS -- LEVERAGED SCENARIO

               ---------------------------------------------------



                                                                             PROJECT DELTA
CONFIDENTIAL                       LEVERAGED SCENARIO                             May 1997
------------------------------------------------------------------------------------------
HISTORICAL AND PROJECTED FINANCIAL STATEMENTS:  DELTA
(AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


INCOME STATEMENTS

                                                  FISCAL YEARS ENDED JUNE 30,
                                                           HISTORICAL
                                          1994         1995         1996         1997
                                          ----         ----         ----         ----
REVENUES                                $108,416     $163,020     $540,191     $783,251
Cost of Revenues                          76,980      113,483      402,316      581,167
                                       ------------ ------------ ------------ ------------
GROSS PROFIT                              31,436       49,537      137,875      202,084
Operating Expenses:
   S,G&A                                  16,474       21,982       69,237      106,986
Amortization of Intangibles                2,448        6,776       15,673       23,357
                                       ------------ ------------ ------------ ------------
Total Operating Expenses                  18,922       28,758       84,910      130,343

                                       ------------ ------------ ------------ ------------
OPERATING INCOME                          12,514       20,779       52,965       71,741

Existing Interest Expense                  4,847        2,468       14,714       14,743
New Interest Expense                           0            0            0            0
Amortization of Financing Fees                 0            0            0            0
Interest Income                                0            0            0            0
                                       ------------ ------------ ------------ ------------

PRETAX INCOME                              7,667       18,311       38,251       56,998

Income Taxes                                (755)       7,324       15,307       23,903
                                       ------------ ------------ ------------ ------------

Net Income                                 8,422       10,987       22,944       33,095

PIK Preferred Dividends                        0            0            0            0

                                       ------------ ------------ ------------ ------------

NET INCOME AVAILABLE TO COMMON            $8,422      $10,987      $22,944      $33,095
                                       ============ ============ ============ ============

EARNINGS PER SHARE                         $0.37        $0.47        $0.90        $1.10

Fully-Diluted Shares Outstanding          22,595       23,149       25,430       30,000



                                                         FISCAL YEARS ENDED JUNE 30,
                                      -----------------------------------------------------------------
                                                                 PROJECTED
                                      -----------------------------------------------------------------
                                         1998         1999         2000          2001         2002
                                         ----         ----         ----          ----         ----
REVENUES                              $873,000      $960,300     $1,056,300   $1,162,000    $1,278,200
Cost of Revenues                       634,700       690,020        757,900      829,300       916,700
                                      ------------ ------------ ------------ ------------- ------------
GROSS PROFIT                           238,300       270,280        298,400      332,700       361,500
Operating Expenses:
   S,G&A                               127,800       134,500        137,600      143,900       147,700
Amortization of Intangibles             26,500        27,600         28,800       30,000        31,200
                                      ------------ ------------ ------------ ------------- ------------
Total Operating Expenses               154,300       162,100        166,400      173,900       178,900

                                      ------------ ------------ ------------ ------------- ------------
OPERATING INCOME                        84,000       108,180        132,000      158,800       182,600

Existing Interest Expense                    0             0              0            0             0
New Interest Expense                    57,897        55,921         52,443       47,184        39,860
Amortization of Financing Fees           2,550         2,550          2,550        2,550         2,550
Interest Income                           (460)         (480)          (480)        (480)         (480)
                                      ------------ ------------ ------------ ------------- ------------

PRETAX INCOME                           24,014        50,189         77,487      109,546       140,670

Income Taxes                             9,846        20,578         31,770       44,914        57,675
                                      ------------ ------------ ------------ ------------- ------------

Net Income                              14,168        29,612         45,717       64,632        82,995

PIK Preferred Dividends                 11,263        12,755         14,445       16,359        18,526
                                         (PIK)         (PIK)          (PIK)        (PIK)         (PIK)
                                      ------------ ------------ ------------ ------------- ------------

NET INCOME AVAILABLE TO COMMON          $2,906       $16,857        $31,273      $48,273       $64,469
                                      ============ ============ ============ ============= ============


                                                                            PROJECT DELTA
CONFIDENTIAL                      LEVERAGED SCENARIO                             May 1997
-----------------------------------------------------------------------------------------
HISTORICAL AND PROJECTED FINANCIAL STATEMENTS:  DELTA
(AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

BALANCE SHEETS: DELTA
                                                 AS OF JUNE 30,
                                                    PROJECTED                 PRO FORMA
                                      -------------------------------------     AS OF
                                         1995         1996         1997        6/30/97
                                         ----         ----         ----        -------
ASSETS
Cash and Cash Equivalents                $2,659       $8,221      $11,000      $11,000
Accounts Receivable                      27,758       92,650      128,000      128,000
Inventories                               4,024       30,130       36,000       36,000
Prepaid Expenses and Other Assets         9,266       12,770        8,000        8,000
                                      ------------ ------------ ------------ ------------
   Total Current Assets                  43,707      143,771      183,000      183,000

Repairable Parts, Net                    27,360      154,970      198,000      198,000
Intangibles                              34,568      164,659      192,000      192,000
P,P&E, Net                                4,429       32,430       33,000       33,000
Transaction Goodwill                          0            0            0            0
Financing Costs                               0            0            0       19,775
Other                                    25,489       18,680       20,000       20,000
                                      ------------ ------------ ------------ ------------

TOTAL ASSETS                           $135,553     $514,510     $626,000     $645,775
                                      ============ ============ ============ ============

LIABILITIES AND S/H'S EQUITY
Accounts Payable                        $33,185      $89,564     $102,000     $102,000
Deferred Revenues                        40,222       38,485       65,000       65,000
Other Liabilities                         2,704          479        4,000        4,000
                                      ------------ ------------ ------------ ------------
   Total Current Liabilities             76,111      128,528      171,000      171,000

Long-Term Debt (include. Cur. Port.)     25,571      190,903      226,000            0
Bank Revolver                                 0            0            0          600

Term A Bank Loan                              0            0            0      200,000
Term B Bank Loan                              0            0            0      150,000
Term C Bank Loan                              0            0            0      125,000
                                      ------------ ------------ ------------ ------------
   Total Term Loans                           0            0            0      475,000
Subordinated Debt                             0            0            0      150,000
Other Liabilities                        12,383       14,286       17,000       17,000

Redeemable Preferred Stock                6,811            0            0            0
PIK Preferred Stock                           0            0            0       85,000

Preferred Stock                               0            0            0            0
Common Stock                             14,677      180,793      212,000     (252,825)
                                      ------------ ------------ ------------ ------------
   Total Stockholders' Equity            14,677      180,793      212,000     (252,825)
TOTAL LIAB.AND S/H'S EQUITY            $135,553     $514,510     $626,000     $645,775
                                      ============ ============ ============ ============
CHECK                                       0.0           0.0          0.0          0.0



                                                                        AS OF JUNE 30,
                                               --------------------------------------------------------------
                                                                          PROJECTED
                                               --------------------------------------------------------------
                                                  1998         1999         2000         2001         2002
                                                  ----         ----         ----         ----         ----
ASSETS
Cash and Cash Equivalents                        $12,000      $12,000      $12,000      $12,000      $12,000
Accounts Receivable                              131,548      144,703      159,168      175,096      192,605
Inventories                                       37,386       41,590       45,682       49,985       55,253
Prepaid Expenses and Other Assets                  7,857        8,643        9,507       10,458       11,504
                                               ------------ ------------ ------------ ------------ ------------
   Total Current Assets                          188,791      206,936      226,357      247,539      271,362

Repairable Parts, Net                            203,700      214,800      224,700      236,800      241,900
Intangibles                                      179,900      170,300      159,500      147,500      134,300
P,P&E, Net                                        32,300       32,600       34,000       35,400       36,600
Transaction Goodwill                                   0            0            0            0            0
Financing Costs                                   17,225       14,676       12,126        9,576        7,027
Other                                             20,000       20,000       20,000       20,000       20,000
                                               ------------ ------------ ------------ ------------ ------------

TOTAL ASSETS                                    $641,917     $659,311     $676,683     $696,815     $711,189
                                               ============ ============ ============ ============ ============

LIABILITIES AND S/H'S EQUITY
Accounts Payable                                $106,943     $118,154     $129,777     $142,003     $155,713
Deferred Revenues                                 56,553       58,578       64,434       70,882       77,970
Other Liabilities                                  3,174        3,450        3,790        4,147        4,584
                                               ------------ ------------ ------------ ------------ ------------
   Total Current Liabilities                     166,669      180,183      198,001      217,032      238,267

Long-Term Debt (include. Cur. Port.)                   0            0            0            0            0
Bank Revolver                                          0            0            0            0            0

Term A Bank Loan                                 191,637      174,964      143,559       93,217       29,504
Term B Bank Loan                                 145,978      139,395      128,808      118,029       99,166
Term C Bank Loan                                 121,648      116,162      107,340       98,358       82,638
                                               ------------ ------------ ------------ ------------ ------------
   Total Term Loans                              459,263      430,521      379,707      309,604      211,307
Subordinated Debt                                150,000      150,000      150,000      150,000      150,000
Other Liabilities                                 19,642       22,653       27,302       33,875       42,315

Redeemable Preferred Stock                             0            0            0            0            0
PIK Preferred Stock                               96,263      109,017      123,462      139,821      158,347

Preferred Stock                                        0            0            0            0            0
Common Stock                                    (249,919)    (233,062)    (201,790)    (153,516)     (89,048)
                                               ------------ ------------ ------------ ------------ ------------
   Total Stockholders' Equity                   (249,919)    (233,062)    (201,790)    (153,516)     (89,048)
TOTAL LIAB.AND S/H'S EQUITY                     $641,917     $659,311     $676,683     $696,815     $711,189
                                               ============ ============ ============ ============ ============
CHECK                                                 0.0          0.0         (0.0)        (0.0)        (0.0)


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


                                                                                                        PROJECT DELTA
CONFIDENTIAL                                LEVERAGED SCENARIO                                               May 1997
---------------------------------------------------------------------------------------------------------------------
HISTORICAL AND PROJECTED FINANCIAL STATEMENTS:  DELTA
(AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

CASH FLOW STATEMENTS: DELTA
                                                                       FISCAL YEAR ENDED JUNE 30,
                                                                               PROJECTED
                                                       1998         1999         2000          2001         2002
                                                       ----         ----         ----          ----         ----
OPERATING ACTIVITIES
Net Income                                            $14,168      $29,612      $45,717      $64,632       $82,995
Depreciation                                           13,700       14,000       14,300       15,900        17,800
Amortization of Repairable Parts                       79,300       80,500       88,700       94,100       109,200
Amortization of Intangibles                            26,500       27,600       28,800       30,000        31,200
Amortization of Financing Costs                         2,550        2,550        2,550        2,550         2,550
Amortization of New Transaction Goodwill                    0            0            0            0             0
Deferred Tax Expense                                    2,642        3,011        4,649        6,573         8,440
(Increase)/Decrease in Working Capital                 (9,122)      (4,631)      (1,602)      (2,152)       (2,588)
                                                    ------------ ------------ ------------ ------------- ------------
   Cash Flow from Operations                          129,737      152,642      183,114      211,603       249,597

INVESTING ACTIVITIES
Capital Expenditures                                   13,000       14,300       15,700       17,300        19,000
Repairable Parts Purchases                             85,000       91,600       98,600      106,200       114,300
Purchases of Companies                                 14,400       18,000       18,000       18,000        18,000
                                                    ------------ ------------ ------------ ------------- ------------
   Cash Flow before Financing Activities               17,337       28,742       50,814       70,103        98,297

FINANCING ACTIVITIES
Proceeds from/(repayment of) bank revolver               (600)           0           (0)           0             0
Proceeds from/(repayment of) existing debt                  0            0            0            0             0
Proceeds from/(repayment of)Term A Loan                (8,363)     (16,673)     (31,405)     (50,342)      (63,714)
Proceeds from/(repayment of) Term B Loan               (4,022)      (6,583)     (10,587)     (10,779)      (18,864)
Proceeds from/(repayment of) Term C Loan               (3,352)      (5,486)      (8,822)      (8,983)      (15,720)
Proceeds from/(repayment of) subordinated debt              0            0            0            0             0
Preferred Dividends                                        --           --           --           --            --
                                                    ------------ ------------ ------------ ------------- ------------
   Cash Flow after Financing Activities                 1,000            0            0            0            (0)

Increase/(Decrease) in Cash                            $1,000           $0           $0           $0           ($0)
   Beginning Cash Balance                              11,000       12,000       12,000       12,000        12,000
   Ending Cash Balance                                 12,000       12,000       12,000       12,000        12,000


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